EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Airship AI Holdings, Inc. (formerly known as BYTE Acquisition Corp.) on Form S-1 of our report dated March 30, 2023, which includes an explanatory paragraph as to BYTE Acquisition Corp.’s ability to continue as a going concern, with respect to our audits of the financial statements of BYTE Acquisition Corp. (now known Airship AI Holdings, Inc.) as of December 31, 2022 and 2021 and for the year ended December 31, 2022 and for the period from January 8, 2021 (inception) through December 31, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on December 27, 2023, and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference to this Registration Statement for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp

Houston, TX

February 6, 2024